UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2015

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Union Boulevard, Suite 250 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of a Matter to a Vote of Security Holders.

On June 10, 2015, Rare Element Resources Ltd. (the “Company”) held its annual meeting of shareholders (the “Meeting”).  At the Meeting, two proposals were submitted to the shareholders for approval as set forth in the Company’s definitive information and proxy circular filed April 28, 2015.  As of the record date (April 16, 2015), a total of 47,707,216 common shares of the Company were outstanding and entitled to vote.  In total, 26,752,406 common shares were present in person or represented by proxy at the Meeting, which represented approximately 56.1% of the shares outstanding and entitled to vote as of the record date.

The votes on the proposals were cast as set forth below:

1.

Proposal No. 1 – Election of Directors.  The shareholders elected the entire slate of directors presented to the shareholders.  As a result, the Company’s board of directors (the “Board”) consists of the seven persons elected at the Meeting.

Name	Votes For	Votes Withheld	Broker Non-Votes
M. Norman Anderson	6,648,434	326,451	19,777,521
Norman W. Burmeister	6,487,252	487,633	19,777,521
Gerald W. Grandey	6,692,848	282,037	19,777,521
F. Steven Mooney	6,664,816	310,069	19,777,521
Paul J. Schlauch	6,453,767	521,118	19,777,521
Randall J. Scott	6,651,673	323,212	19,777,521
Lowell A. Shonk	6,647,247	327,638	19,777,521

2.

Proposal No. 2 – Ratification and approval of EKS&H, LLLP as the Company’s independent registered public accounting firm.

Votes For	Votes Withheld
25,990,912	761,494

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 12, 2015

Rare Element Resources Ltd.

         /s/ Paul H. Zink

By:

Name:

Paul H. Zink

Title:

Senior Vice President and Chief Financial Officer